SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  May 14, 1998
                            (Earliest Event Reported)

                             Synovus Financial Corp.
                          (Exact Name of Registrant as
                            Specified in its Charter)

   Georgia                      1-10312                          58-1134883
(State of                      (Commission File                 (IRS Employer
 Incorporation)                 Number)                          Identification
                                                                 Number)

              901 Front Avenue, Suite 301, Columbus, Georgia 31901
                    (Address of principal executive offices)

                                 (706) 649-2267
                         (Registrant's Telephone Number)

          (Former name or former address, if changed since last report)


Item 5.           Other Events.

         On May 14, 1998, Total System Services, Inc. ("TSYS"), Synovus Financial Corp.'s ("Registrant's") 80.7% owned processing subsidiary, announced that it has signed a ten year processing agreement with Sears, Roebuck and Co. ("Sears") to convert and process its private-label portfolio on TSYS' TS2 Cardholder System. The ten year term will begin upon the completion of the conversion of Sears accounts to TS2, which conversion is anticipated to be completed in the second quarter of 1999.

         Although TSYS' transactions processed, revenues realized, and costs recognized for private-label portfolios are less than for comparably sized Visa and MasterCard portfolios, TSYS expects its processing of the Sears portfolio to produce a net profit margin consistent with TSYS' historical net profit margins.

         A copy of TSYS' press release regarding the announcement referenced above is attached hereto as Exhibit 99.1, and by this reference made a part hereof.

         The matters set forth in this Form 8-K contain certain forward-looking statements that involve certain risks and uncertainties including the successful conversion of the Sears private-label card portfolio to the TS2 cardholder system, the future utilization of Sears private-label cards by consumers, and the associated realization of revenues and recognition of costs consistent with assumptions used by TSYS in negotiating the terms and conditions of the processing agreement.

Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits.

         (a)      Financial Statements - None.

         (b)      Pro Forma Financial Information - None.

         (c)      Exhibits

                  99.1 - TSYS' press release dated May 14, 1998



                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SYNOVUS FINANCIAL CORP.
                                               ("Registrant")

Dated:    May 18, 1998                           By:/s/ Kathleen Moates
                                                        Kathleen Moates
                                                        Senior Vice President

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                                  Exhibit Index

Exhibit Number                                  Description

99.1                                            Total System Services, Inc.'s
                                                press release
                                                dated May 14, 1998



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